Exhibit 99.1

Chrysler Group LLC Announces Receipt of Registration Demand from VEBA Trust

Auburn Hills, Mich., January 9, 2013 – Chrysler Group LLC announced today that it received a “registration demand” from the UAW Retiree Medical Benefits Trust (“VEBA”) pursuant to the terms of the Shareholders Agreement, dated as of June 10, 2009. The demand requests the registration pursuant to the Securities Act of 1933, as amended (the “Securities Act”) of 270,769.6 Class A Membership Interests in Chrysler Group currently owned by VEBA, representing approximately 16.6% of Chrysler Group’s outstanding equity interests.

Chrysler Group will comply with its obligations under the Shareholders Agreement and its operating agreement, each of which is filed as an exhibit to Chrysler Group’s Annual Report on Form 10-K for the year ended December 31, 2011, with respect to the VEBA’s registration demand.

There can be no assurance that a registration statement will be filed with the Securities and Exchange Commission, or that if filed, that any such offering will be made or as to the timing of any offering that is made. The securities that are part of any such offering may not be sold nor may offers to buy be accepted prior to the time that a registration statement under the Securities Act becomes effective. Such offering will be made only by means of a prospectus.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

Forward-Looking Statements

This document contains forward-looking statements that reflect management’s current views with respect to future events. The words “anticipate,” “assume,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should” and similar expressions identify forward-looking statements. Such statements are subject to risks and uncertainties, including, but not limited to: the effective implementation of the Chrysler Group LLC 2010 – 2014 Business Plan outlined on Nov. 4, 2009 and subsequent updates, including successful vehicle launches; industry SAAR levels; continued economic weakness, especially in North America, including continued high unemployment levels and limited availability of affordably priced financing for our dealers and consumers; introduction of competing products and competitive pressures which may limit our ability to reduce sales incentives; supply disruptions resulting from natural disasters and other events impacting our supply chain; and our ability to realize benefits from our industrial alliance with Fiat, particularly in light of the economic crisis currently affecting several European countries. If any of these or other risks and uncertainties occur, or if the assumptions underlying any of these statements prove incorrect, then actual results may be materially different from those expressed or implied by such statements. We do not intend or assume any obligation to update any forward-looking statement, which speaks only as of the date on which it is made. Further details of potential risks that may affect Chrysler Group are described in Chrysler Group’s Annual Report on Form 10-K and its subsequent periodic reports filed with the Securities and Exchange Commission.

About Chrysler Group LLC

Chrysler Group LLC, formed in 2009 to establish a global strategic alliance with Fiat S.p.A., produces Chrysler, Jeep, Dodge, Ram, Mopar, SRT and Fiat vehicles and products. With the resources, technology and worldwide distribution network required to compete on a global scale, the alliance builds on Chrysler Group’s culture of innovation, first established by Walter P. Chrysler in 1925, and Fiat’s complementary technology that dates back to its founding in 1899.

Headquartered in Auburn Hills, Mich., Chrysler Group’s product lineup features some of the world’s most recognizable vehicles, including the Chrysler 300 and Town & Country, Jeep Wrangler, all-new Dodge Dart, Ram 1500, Jeep Grand Cherokee SRT8 and Fiat 500. Fiat contributes world-class technology, platforms and powertrains for small- and medium-size cars, allowing Chrysler Group to offer an expanded product line including environmentally friendly vehicles.